EXHIBIT 99.1

II-VI Incorporated Reports Record Bookings and Revenues, Exceeds Third-Quarter Earnings Estimates, Increases Fiscal Year Guidance

PITTSBURGH, April 27, 2010 (GLOBE NEWSWIRE) -- II-VI Incorporated (Nasdaq:IIVI) today reported results for its third quarter ended March 31, 2010.

On January 4, 2010, the Company completed its acquisition of Photop Technologies, Inc. (Photop). The initial consideration consisted of cash of $45.6 million and 1,145,852 shares of II-VI Incorporated common stock. In addition, the purchase agreement provided up to $12.0 million of additional cash earn-out opportunities based upon Photop achieving certain agreed-upon financial targets in calendar years 2010 and 2011. Company results for the three and nine months ended March 31, 2010 include three months of Photop operating results as well as acquisition-related expenses.

Bookings from continuing operations for the quarter increased 77% to a record $109,963,000 compared to $62,252,000 in the third quarter of last fiscal year. Bookings from continuing operations for the nine months ended March 31, 2010 increased 28% to $261,610,000 from $203,884,000 for the same period last fiscal year. Included in bookings for the three and nine months ended March 31, 2010 were approximately $26.5 million of bookings attributable to Photop. Bookings are defined as customer orders received that are expected to be converted into revenues during the next 12 months.

Revenues from continuing operations for the quarter increased 52% to a record $97,531,000 from $64,111,000 in the third quarter of last fiscal year.  Revenues from continuing operations for the nine months ended March 31, 2010 increased 3% to $231,854,000 from $226,155,000 for the same period last fiscal year. Included in revenues for the three and nine months ended March 31, 2010 were approximately $20.2 million of revenues attributable to Photop.

Net earnings attributable to II-VI Incorporated for the quarter ended March 31, 2010 were $10,313,000 or $0.33 per share-diluted compared with net earnings attributable to II-VI Incorporated of $4,810,000 or $0.16 per share-diluted in the third quarter of last fiscal year. Net earnings attributable to II-VI Incorporated for the nine months ended March 31, 2010 were $22,600,000 or $0.74 per share-diluted compared with net earnings attributable to II-VI Incorporated of $30,664,000 or $1.02 per share-diluted for the same period last fiscal year.

Francis J. Kramer, president and chief executive officer said, "We experienced strong customer demand across almost all our markets during the quarter. Infrared Optics demand was especially robust as bookings increased 69% from the same quarter last fiscal year and 17% from the December 31, 2009 quarter. For the third consecutive quarter total company bookings outpaced revenues. As a result, our order backlog was $144 million at March 31, 2010; of that amount, Photop contributed $17 million. Overall, our backlog is up 40% since June 30, 2009."

Kramer continued, "During the quarter, we also completed the acquisition of Photop, which had a positive contribution to our record bookings and revenues. Photop's operational and financial results exceeded our expectations for the quarter and, due to improved strength and visibility in the telecommunications markets they serve, we have increased our outlook for Photop's revenue contribution for the quarter ending June 30, 2010. Our Military and Materials group continues to produce solid revenues and earnings."

Kramer concluded, "Quarterly EBITDA performance and cash flow generation exceeded our expectations. EBITDA for the quarter was up 65% from the same quarter last fiscal year and 82% from the December 31, 2009 quarter. Our cash balance now exceeds the June 30, 2009 level and we expect cash to continue to increase as we complete the final quarter of fiscal year 2010. Because of current market strength and visibility, we are confident in increasing our guidance for the fourth quarter and fiscal year."

Effective July 1, 2009, the Company adopted Noncontrolling Interest in Consolidated Financial Statements – an amendment of ARB No.51, which was retroactively applied to all periods presented. As announced on June 12, 2009, the Company sold its x-ray and gamma-ray radiation sensor business, eV PRODUCTS, Inc., which operated as a business within the Compound Semiconductor Group. Results for the three and nine month periods ended March 31, 2009 reflect the presentation of eV PRODUCTS as a discontinued operation.

Segment Information from Continuing Operations ($000's)

The following segment information includes segment earnings from continuing operations (defined as earnings from continuing operations before income taxes, interest expense and other expense or income, net). Management believes segment earnings are a useful performance measure because they reflect the results of segment performance over which management has direct control.

	Three Months Ended			Nine Months Ended
	March 31,			March 31,
			%			%
			Increase			Increase
	2010	2009	(Decrease)	2010	2009	(Decrease)

Bookings:
Infrared Optics	$38,023	$22,530	69%	$98,637	$96,184	3%
Near-Infrared Optics	35,097	10,063	249%	59,428	28,059	112%
Military & Materials	23,456	13,617	72%	60,947	38,072	60%
Compound Semiconductor Group	13,387	16,042	(17)%	42,598	41,569	2%
Total Bookings	$109,963	$62,252	77%	$261,610	$203,884	28%

Revenues:
Infrared Optics	$36,139	$27,785	30%	$96,492	$105,069	(8)%
Near-Infrared Optics	31,189	9,602	225%	50,370	35,505	42%
Military & Materials	15,847	14,068	13%	46,651	43,068	8%
Compound Semiconductor Group	14,356	12,656	13%	38,341	42,513	(10)%
Total Revenues	$97,531	$64,111	52%	$231,854	$226,155	3%

Segment Earnings:
Infrared Optics	$6,851	$4,369	57%	$16,891	$24,459	(31)%
Near-Infrared Optics	4,081	647	531%	5,189	5,803	(11)%
Military & Materials	1,965	1,224	61%	5,723	5,111	12%
Compound Semiconductor Group	1,632	1,281	27%	2,420	3,825	(37)%
Total Segment Earnings	$14,529	$7,521	93%	$30,223	$39,198	(23)%

Outlook

For the fourth fiscal quarter ending June 30, 2010, the Company currently forecasts revenues to range from $98.0 million to $102.0 million and earnings per share attributable to II-VI Incorporated to range from $0.34 to $0.38. Comparable results for the quarter ended June 30, 2009 were revenues from continuing operations of $66.1 million and earnings per share from continuing operations of $0.21. For the fiscal year ending June 30, 2010, the Company expects revenues to range from $330 million to $334 million and earnings per share to range from $1.08 to $1.12. Comparable results for the year ended June 30, 2009 were revenues from continuing operations of $292 million and earnings per share from continuing operations of $1.29. As discussed in more detail below, actual results may differ from these forecasts due to various factors including, but not limited to, changes in product demand, competition and general economic conditions.

Webcast Information

The Company will host a conference call at 9:00 a.m. Eastern Time on Tuesday, April 27, 2010 to discuss these results. The conference call will be broadcast live over the internet and can be accessed by all interested parties from the Company's web site at www.ii-vi.com as well as at http://tinyurl.com/y7xvj9c. Please allow extra time prior to the call to visit the site and, if needed, to download the media software required to listen to the internet broadcast. A replay of the webcast will be available for 2 weeks following the call.

About II-VI Incorporated

II-VI Incorporated, the worldwide leader in crystal growth technology, is a vertically-integrated manufacturing company that creates and markets products for a diversified customer base including industrial manufacturing, military and aerospace, high-power electronics and telecommunications, and thermoelectronics applications. Headquartered in Saxonburg, Pennsylvania, with manufacturing, sales, and distribution facilities worldwide, the Company produces numerous crystalline compounds including zinc selenide for infrared laser optics, silicon carbide for high-power electronic and microwave applications, and bismuth telluride for thermoelectric coolers.

In the Company's infrared optics business, II-VI Infrared manufactures optical and opto-electronic components for industrial laser and thermal imaging systems, and HIGHYAG Lasertechnologie GmbH (HIGHYAG) manufactures fiber-delivered beam delivery systems and processing tools for industrial lasers. In the Company's near-infrared optics business, VLOC manufactures near-infrared and visible light products for industrial, scientific, military and medical instruments and laser gain materials and products for solid-state YAG and YLF lasers.  Photop Technologies, Inc. (Photop) manufactures crystal materials, optics, microchip lasers and opto-electronic modules for use in optical communication networks and other diverse consumer and commercial applications. In the Company's military & materials business, Exotic Electro-Optics (EEO) manufactures infrared products for military applications, and Pacific Rare Specialty Metals & Chemicals (PRM) produces and refines selenium and tellurium materials. In the Company's Compound Semiconductor Group, the Wide Bandgap Materials (WBG) group manufactures and markets single crystal silicon carbide substrates for use in the solid-state lighting, wireless infrastructure, RF electronics and power switching industries; Marlow Industries, Inc. (Marlow) designs and manufactures thermoelectric cooling and power generation solutions for use in defense, space, photonics, telecommunications, medical, consumer and industrial markets; and the Worldwide Materials Group (WMG) provides expertise in materials development, process development and manufacturing scale up.

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company's performance on a going-forward basis.

The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management's expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and global economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the risks relating to forward-looking statements and other "Risk Factors" discussed in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2009; (iii) the purchasing patterns from customers and end-users; (iv) the timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; and/or (vi) the Company's ability to devise and execute strategies to respond to market conditions.

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)
(000 except per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2010	2009	2010	2009
Revenues

Net sales:
Domestic	$45,321	$35,506	$115,621	$116,676
International	49,387	26,339	109,645	102,431
	94,708	61,845	225,266	219,107
Contract research and development	2,823	2,266	6,588	7,048
Total Revenues	97,531	64,111	231,854	226,155

Costs, Expenses, Other Expense (Income)

Cost of goods sold	$58,697	$40,066	$138,340	$129,538
Contract research and development	2,082	1,358	4,486	5,199
Internal research and development	3,238	1,612	7,960	7,919
Selling, general and administrative	18,985	13,554	50,845	44,301
Interest expense	1	68	44	150
Other expense (income), net	82	(1,534)	(50)	1,068
Total Costs, Expenses, Other Expense (Income)	83,085	55,124	201,625	188,175

Earnings from Continuing Operations Before Income Taxes	14,446	8,987	30,229	37,980

Income Taxes	4,208	2,177	7,708	5,240

Earnings from Continuing Operations	10,238	6,810	22,521	32,740

Loss from Discontinued Operation, Net of Income Taxes	--	(1,926)	--	(1,929)

Net Earnings	10,238	4,884	22,521	30,811

Less: Net Earnings (Loss) Attributable to Noncontrolling Interests	(75)	74	(79)	147

Net Earnings Attributable to II-VI Incorporated	$10,313	$4,810	$22,600	$30,664

Net Earnings Attributable to II-VI Incorporated: Diluted Earnings Per Share:
Continuing operations	$0.33	$0.23	$0.74	$1.08
Discontinued operation	$--	$(0.06)	$--	$(0.06)
Consolidated	$0.33	$0.16	$0.74	$1.02

Net Earnings Attributable to II-VI Incorporated: Basic Earnings Per Share:
Continuing operations	$0.34	$0.23	$0.76	$1.10
Discontinued operation	$--	$(0.07)	$--	$(0.06)
Consolidated	$0.34	$0.16	$0.76	$1.03

Average Shares Outstanding – Diluted	31,194	29,700	30,378	30,147

Average Shares Outstanding – Basic	30,666	29,520	29,930	29,714

II-VI Incorporated and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
($000)

	March 31,	June 30,
	2010	2009

Assets

Current Assets
Cash and cash equivalents	$97,203	$95,930
Accounts receivable	64,367	43,109
Inventories	79,702	76,620
Deferred income taxes	9,559	9,705
Prepaid and other current assets	9,656	4,943
Total Current Assets	260,487	230,307

Property, Plant & Equipment, net	120,259	86,413
Goodwill	62,308	26,141
Other Intangible Assets, net	21,674	12,271
Investments	15,574	9,548
Other Assets	3,138	3,602
Total Assets	$483,440	$368,282

Liabilities and Shareholders' Equity

Current Liabilities
Accounts payable	$18,997	$9,242
Accruals and other current liabilities	49,753	22,821
Total Current Liabilities	68,750	32,063

Long-Term Debt	3,224	3,665

Deferred Income Taxes	6,821	1,910

Other Liabilities	15,189	7,773
Total Liabilities	93,984	45,411

Shareholders' Equity
Total II-VI Incorporated Shareholders' Equity	389,185	322,376
Noncontrolling Interests	271	495
Total Shareholders' Equity	389,456	322,871
Total Liabilities and Shareholders' Equity	$483,440	$368,282

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
($000)

	Nine Months Ended
	March 31,
	2010	2009
Cash Flows from Operating Activities
Net cash provided by (used in):
Continuing operations	$53,526	$35,039
Discontinued operation	--	(69)
Net cash provided by operating activities	53,526	34,970

Cash Flows from Investing Activities
Purchase of business	(45,600)	--
Cash acquired from purchased business due to selling shareholders	8,344	--
Additions to property, plant and equipment	(9,384)	(12,284)
Investment in unconsolidated businesses	(4,752)	(4,853)
Payments on deferred purchase price of businesses	(1,141)	(913)
Proceeds from sale of property, plant and equipment	180	72
Redemption of marketable securities	--	3,000
Net cash used in investing activities:
Continuing operations	(52,353)	(14,978)
Discontinued operation	--	(229)
Net cash used in investing activities	(52,353)	(15,207)

Cash Flows from Financing Activities
Proceeds on long-term debt	--	7,000
Payments on long-term debt	(558)	(5,009)
Proceeds from exercise of stock options	879	1,673
Purchase of treasury stock	--	(12,880)
Excess tax benefits from share-based compensation expense	318	1,252
Net cash provided by (used in) financing activities	639	(7,964)

Effect of exchange rate changes on cash and cash equivalents	(539)	1,879

Net increase in cash and cash equivalents	1,273	13,678

Cash and Cash Equivalents at Beginning of Period	95,930	69,835
Cash and Cash Equivalents at End of Period	$97,203	$83,513

II-VI Incorporated and Subsidiaries
Other Selected Financial Information
($000 except per share data)

The following other selected financial information for continuing operations includes earnings from continuing operations before interest, income taxes, depreciation and amortization (EBITDA). Management believes EBITDA from continuing operations is a useful performance measure because it reflects operating profitability before certain non-operating expenses and non-cash charges.

Other Selected Financial Information for Continuing Operations

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2010	2009	2010	2009

EBITDA	$20,829	$12,588	$44,743	$49,365
Cash paid for capital expenditures	$2,693	$3,029	$9,384	$12,284
Net payments (borrowings) on indebtedness	$--	$3,009	$558	$(1,991)
Share-based compensation expense, pre-tax	$2,765	$1,242	$6,868	$3,799
Cash paid for shares repurchased through the Company's stock repurchase program	$--	$--	$--	$12,880
Shares repurchased through the Company's stock repurchase program	--	--	--	500,000

Reconciliation of Segment
Earnings and EBITDA to Earnings	Three Months Ended		Nine Months Ended
Before Income Taxes	March 31,		March 31,
	2010	2009	2010	2009

Total Segment Earnings	$14,529	$7,521	$30,223	$39,198
Interest expense	1	68	44	150
Other (income) expense, net	82	(1,534)	(50)	1,068
Earnings before income taxes	$14,446	$8,987	$30,229	$37,980

EBITDA	$20,829	$12,588	$44,743	$49,365
Interest expense	1	68	44	150
Depreciation and amortization	6,382	3,533	14,470	11,235
Earnings before income taxes	$14,446	$8,987	$30,229	$37,980
CONTACT:  II-VI Incorporated
          Craig A. Creaturo, Chief Financial Officer and Treasurer
          (724) 352-4455
          ccreaturo@ii-vi.com
          www.ii-vi.com